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                                                                    Exhibit 3.1





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                            MORTGAGE AND REALTY TRUST






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                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

               As amended and restated through September 29, 1995




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                          INDEX TO DECLARATION OF TRUST

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                                    ARTICLE 1
                             THE TRUST; DEFINITIONS. . . . . . . . . . . . . . 1
     1.1  Name.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  Places of Business.. . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.3  Nature of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.4  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                    ARTICLE 2
                                    TRUSTEES . . . . . . . . . . . . . . . . . 5
     2.1  Number, Term and Qualifications of Trustees. . . . . . . . . . . . . 5
     2.2  Compensation and Other Remuneration. . . . . . . . . . . . . . . . . 5
     2.3  Resignation, Removal and Death of Trustees.. . . . . . . . . . . . . 5
     2.4  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.5  Successor and Additional Trustees. . . . . . . . . . . . . . . . . . 6
     2.6  Action by Trustees.. . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.7  Non-Affiliated Trustees. . . . . . . . . . . . . . . . . . . . . . . 6

                                    ARTICLE 3
                                TRUSTEES' POWERS . . . . . . . . . . . . . . . 7
     3.1  Power and Authority of Trustees. . . . . . . . . . . . . . . . . . . 7
     3.2  Specific Powers and Authorities. . . . . . . . . . . . . . . . . . . 7
     3.3  By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                    ARTICLE 4
                               ADVISORY AGREEMENT. . . . . . . . . . . . . . .12
     4.1  Employment of Adviser. . . . . . . . . . . . . . . . . . . . . . . .12
     4.2  Term.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.3  No Restrictions on Adviser.. . . . . . . . . . . . . . . . . . . . .12
     4.4  Duties of Adviser. . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.5  Agreement with Affiliate of Adviser. . . . . . . . . . . . . . . . .13

                                    ARTICLE 5
                                INVESTMENT POLICY. . . . . . . . . . . . . . .13
     5.1  General Statement of Policy. . . . . . . . . . . . . . . . . . . . .13
     5.2  REIT Provisions of the Internal Revenue Code.. . . . . . . . . . . .13
     5.3  Additional Investments.. . . . . . . . . . . . . . . . . . . . . . .13
     5.4  Other Permissible Investments. . . . . . . . . . . . . . . . . . . .14
     5.5  Prohibited Investments and Activities. . . . . . . . . . . . . . . .14
     5.6  Additional Limitations.. . . . . . . . . . . . . . . . . . . . . . .16
     5.7  Obligor's Default. . . . . . . . . . . . . . . . . . . . . . . . . .16

                                    ARTICLE 6
                           THE SHARES AND SHAREHOLDERS . . . . . . . . . . . .16
     6.1  Shares.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     6.2  Common Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . .17


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     6.3  Preferred Shares.. . . . . . . . . . . . . . . . . . . . . . . . . .17
     6.4  Legal Ownership of Trust Estate. . . . . . . . . . . . . . . . . . .18
     6.5  Shares Deemed Personal Property. . . . . . . . . . . . . . . . . . .18
     6.6  Share Record; Issuance and Transferability of Shares.. . . . . . . .18
     6.7  Dividends or Distributions to Shareholders.. . . . . . . . . . . . .18
     6.8  Transfer Agent, Dividend Disbursing Agent and Registrar. . . . . . .19
     6.9  Shareholders' Meetings.. . . . . . . . . . . . . . . . . . . . . . .19
     6.10 Proxies.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6.11 Reports to Shareholders.. . . . . . . . . . . . . . . . . . . . . .20
     6.12 Fixing Record Date. . . . . . . . . . . . . . . . . . . . . . . . .20
     6.13 Notice to Shareholders. . . . . . . . . . . . . . . . . . . . . . .20
     6.14 Restrictions on Transfer to Preserve Tax Benefit;
          Designation of Shares-in-Trust. . . . . . . . . . . . . . . . . . .20
     6.15 Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.16 Shares-in-Trust.. . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.17 Exchange Transactions.. . . . . . . . . . . . . . . . . . . . . . .34

                                    ARTICLE 7
                      LIABILITY OF TRUSTEES, SHAREHOLDERS
                         AND OFFICERS, AND OTHER MATTERS . . . . . . . . . . .35
     7.1  Exculpation of Trustees and Officers.. . . . . . . . . . . . . . . .35
     7.2  Limitation of Liability of Shareholders, Trustees and Officers.. . .35
     7.3  Express Exculpatory Clauses in Instruments.. . . . . . . . . . . . .35
     7.4  Indemnification of Trustees and Officers.. . . . . . . . . . . . . .36
     7.5  Right  of Trustees and Officers to Own Shares or Other
          Property and to Engage in Other Business.. . . . . . . . . . . . . .36
     7.6  Transactions Between the Trustees and the Trust. . . . . . . . . . .37
     7.7  Restriction of Duties and Liabilities. . . . . . . . . . . . . . . .37
     7.8  Persons Dealing with Trustees or Officers. . . . . . . . . . . . . .37
     7.9  Reliance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

                                    ARTICLE 8
                        DURATION, AMENDMENT, TERMINATION
                           AND QUALIFICATION OF TRUST. . . . . . . . . . . . .38
     8.1  Duration of Trust. . . . . . . . . . . . . . . . . . . . . . . . . .38
     8.2  Termination of Trust.. . . . . . . . . . . . . . . . . . . . . . . .38
     8.3  Amendment Procedure. . . . . . . . . . . . . . . . . . . . . . . . .39

                                    ARTICLE 9
                                  MISCELLANEOUS. . . . . . . . . . . . . . . .40
     9.1  Applicable Law.. . . . . . . . . . . . . . . . . . . . . . . . . . .40
     9.2  Index and Headings for Reference Only. . . . . . . . . . . . . . . .40
     9.3  Successors in Interest.. . . . . . . . . . . . . . . . . . . . . . .40
     9.4  Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     9.5  Provisions of the Trust in Conflict with Law or Regulations. . . . .40
     9.6  Certifications.. . . . . . . . . . . . . . . . . . . . . . . . . . .41


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     9.7  Recording and Filing.. . . . . . . . . . . . . . . . . . . . . . . .41
     9.8  Resident Agent.. . . . . . . . . . . . . . . . . . . . . . . . . . .41
     9.9  Names and Addresses of Trustees and Officers.. . . . . . . . . . . .41


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                              DECLARATION OF TRUST

     The below-named Trustees have agreed to hold in trust as Trustees, any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed, or paid to them as such Trustees and all rents, income, profits, and gains therefrom for the benefit of Shareholders hereunder subject to the terms and conditions and for the uses and purposes hereinafter set forth.


                                    ARTICLE 1

                             THE TRUST; DEFINITIONS

     1.1 NAME. The name of the Trust shall be "Mortgage and Realty Trust". As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued in the name of the Trust or in their names as Trustees of the Trust.

     1.2 PLACES OF BUSINESS. The registered office of the Trust in the State of Maryland shall be c/o The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202. However, the Trustees may from time to time change such location and maintain other offices or places of business.

     1.3 NATURE OF TRUST. The Trust is a real estate investment trust organized under Article 78C of the Annotated Code of the State of Maryland. It is intended that the Trust shall carry on business as a "real estate investment trust" as described in the REIT Provisions of the Internal Revenue Code (as defined herein). The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Internal Revenue Code), nor shall the Trustees or Shareholders or any of them for any purpose be, or be deemed or be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

     1.4 DEFINITIONS. The terms defined in this Section 1.4 whenever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural and in the plural number include the singular.

          (1) ADVISER. "Adviser" shall mean any person employed by the Trustees under the provisions of Section 4.1 to manage and administer the affairs of the Trust.

          (2) AFFILIATE. "Affiliate" shall mean as to any Person, any other Person which controls, is controlled by or under common control with, such Person or is an officer, director, employee, partner or trustee of such Person or of any other Person which controls, is controlled by, or under common control with, such Person.


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          (3)  APPRAISAL.  "Appraisal" shall mean a determination of the market value, as of the date of such determination, of Real Property in its existing state or in a state to be created, taking into consideration existing or available financing where appropriate, (i) by any disinterested independent appraiser who in the judgment of the Trustees is properly qualified to make such a determination, or (ii) by an employee of the Adviser or of an Affiliate of the Adviser if such employee has no economic interest in such Real Property and (A) if such determination is relied upon by the permanent lender (other than the Trust) on the same property or (B) if such employee's appraisals are customarily accepted by institutional customers of the Adviser or an Affiliate of the Adviser which is engaged in the mortgage banking business or (C) if the property to be appraised is a one-to-four family residential property. For purposes of clause (i) above, no person who is a director, officer or employee of the Adviser or of any Affiliate of the Adviser shall be deemed to be a disinterested independent appraiser.

          (4) APPRAISED VALUE. "Appraised Value" shall mean the market value of Real Property as of the date of determination as determined by an Appraisal.

          (5) BOOK VALUE. "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, before provision for amortization, depreciation or depletion and before deducting any indebtedness or other liability in respect of such asset or assets, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

          (6)  BY-LAWS.  "By-Laws" shall mean the regulations referred to in
     Section 3.3.

          (7) CAPITAL FUNDS. "Capital Funds" shall mean Shareholders' Equity plus Long Term Debt less undistributed Net Income of the Trust.

          (8) CONSTRUCTION LOANS. "Construction Loans" shall mean Mortgage loans to finance all or part of the cost of acquiring and improving land and the construction or improvement of buildings thereon.

          (9) DECLARATION. "Declaration" shall mean this Declaration of Trust and all amendments or modifications thereof. References in this Declaration to "herein" and "hereunder' shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

          (10) DEVELOPMENT LOANS. "Development Loans" shall mean Mortgage loans to finance all or part of the cost of developing vacant land into a site or sites suitable for the construction of buildings thereon or suitable for other residential, commercial, industrial or public uses, including the cost of acquiring land for such purpose.

          (11) FIRST MORTGAGE. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or encumbrances upon the same Real Property and which must be satisfied before such other


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     charges or encumbrances are entitled to participate in the proceeds of any sale or disposition. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed as abrogated by liens for taxes, assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested, and other claims and interests normally deemed in the local jurisdiction not to abrogate the priority of a first mortgage.

          (12) INDEBTEDNESS. "Indebtedness" shall mean the amount as shown on the balance sheet of the Trust of all obligations of the Trust for money borrowed and all obligations issued or assumed by the Trust as full or partial payment for property, in each case except to the extent money shall have been set aside or deposited for the payment thereof.

          (13) JUNIOR MORTGAGE. "Junior Mortgage" shall mean any Mortgage other than a First Mortgage.

          (14) LONG TERM DEBT. "Long Term Debt" shall mean Indebtedness with original final maturities of more than three years from the date of incurring such Indebtedness.

          (15) MORTGAGE. "Mortgage" shall mean a mortgage, deed of trust or other security interest in Real Property.

          (16) NET ASSETS. "Net Assets" shall mean Total Assets less all Indebtedness of the Trust.

          (17) PERSON. "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

          (18) REAL PROPERTY. "Real Property" shall mean and include land, interests in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements and fixtures located on or used in connection with land, leasehold interests and rights in land or interests therein, but does not include Mortgages, Mortgage loans, or interests therein.

          (19) REIT PROVISIONS OF THE INTERNAL REVENUE CODE. "REIT Provisions of the Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or similar provisions of successor statutes, and regulations promulgated thereunder.

          (20) SECURITIES. "Securities" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment


                                       -3-
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     contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          (21) SHAREHOLDERS. "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares at such time.

          (22) SHAREHOLDERS' EQUITY. "Shareholders' Equity" shall mean the amount of Shareholders' equity as shown on the books of the Trust.

          (23) SHARES. "Shares" shall mean the Common Shares and Preferred Shares in the Trust as described in Section 6.1.

          (24) SHORT TERM BORROWINGS. "Short Term Borrowings" shall mean Indebtedness with original final maturities of three years or less from the date of incurring such Indebtedness.

          (25) TOTAL ASSETS. "Total Assets" shall mean the total assets of the Trust as shown on its balance sheet, without deducting therefrom any liabilities of the Trust and including depreciable assets therein at the lesser of either (i) the cost of such assets on the books of the Trust less depreciation thereof determined in accordance with generally accepted accounting principles on a straight-line basis over the useful life of such assets used as the basis of depreciation in preparing the Trust's federal income tax returns, or (ii) the fair market value of such assets in the judgment of the Trustees.

          (26) TRUST. "Trust" shall mean the Trust created by this Declaration.

          (27) TRUST ESTATE. "Trust Estate" shall mean, as of any particular time any and all property, real, personal or otherwise, tangible or intangible, transferred, conveyed or paid to the Trust or Trustees, and all rents, income, profits and gains therefrom, which at such time is owned or held by the Trust or the Trustees.

          (28) TRUSTEES. "Trustees" shall mean as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees and shall not include the officers, representatives or agents of the Trust or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives or agents of the Trust or owning Shares.


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                                    ARTICLE 2

                                    TRUSTEES

     2.1 NUMBER, TERM AND QUALIFICATIONS OF TRUSTEES. There shall be not less than five nor more than fourteen Trustees, at least a majority of whom shall at all times be persons who are not Affiliates of the Adviser. The names of the Trustees are set forth in Section 9.9. Within the limits set forth in this
Section 2.1, and subject to the provisions of any series of Preferred Shares which may at the time be outstanding, the number of Trustees may be increased or decreased from time to time by the Trustees. Subject to the provisions of
Section 2.3, each Trustee shall hold office for one year and until the election and qualification of his successor. At each Annual Meeting of Shareholders, the Shareholders entitled to vote for the election of Trustees shall elect Trustees to serve until the next Annual Meeting of Shareholders. There shall be no cumulative voting in the election of Trustees. Trustees may be reelected. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Such individual shall qualify as a Trustee when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

     2.2 COMPENSATION AND OTHER REMUNERATION. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees shall also be entitled to receive, directly or indirectly, remuneration for services rendered to the Trust in any other capacity, including, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a transfer agent, or underwriter, or otherwise. The Trustees shall be reimbursed for their reasonable expenses incurred in connection with their services as Trustees. Notwithstanding the foregoing, except as provided in Article 7, no Trustee shall receive any fee or other remuneration, directly or indirectly, as a result of any sale of property to or purchase of property from the Trust.

     2.3 RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Trustee may be removed at any time with or without cause by a vote or consent of holders of two-thirds of the outstanding Shares entitled to vote thereon or with cause by two-thirds of the Trustees in office. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee as the case may be. Notwithstanding failure of any Trustee or his legal representative to execute and deliver documents and to render an accounting as aforesaid, said Trustee shall cease to hold legal title to the Trust Estate as of the time of his resignation, removal, incapacity, death or his otherwise ceasing to be a Trustee.

     2.4 VACANCIES. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than three) may exercise the powers of the Trustees hereunder. Except as may otherwise be required by the provisions of any series of Preferred Shares then outstanding, vacancies (including vacancies created by increases in the number of Trustees) may be filled by the remaining Trustee or by a majority of the remaining Trustees even though less than a quorum. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders entitled to vote as provided in Section 6.9.

     2.5 SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise.

     2.6 ACTION BY TRUSTEES. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration or in the provisions of any series of Preferred Shares then outstanding, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present, or without a meeting by unanimous written consent of the Trustees. The Trustees may participate in meetings by means of conference telephone or similar means of communications equipment. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees or as provided in the By-Laws.

     2.7 NON-AFFILIATED TRUSTEES. In order that a majority of the Trustees shall at all times be Persons who are not Affiliates of the Adviser, if at any time, by reason of one or more vacancies, there shall not be such a majority, then within 60 days after such vacancy occurs, the continuing Trustee or Trustees then in office shall appoint, pursuant to Section 2.4, a sufficient number of other Persons who are not such Affiliates so that there shall be such a majority.


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                                    ARTICLE 3

                                TRUSTEES' POWERS

     3.1 POWER AND AUTHORITY OF TRUSTEES. The Trustees, subject only to the specific limitations contained in this Declaration or in the provisions of any series of Preferred Shares which may be outstanding, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

     3.2 SPECIFIC POWERS AND AUTHORITIES. Subject only to the express limitations contained in this Declaration or in the provisions of any series of Preferred Shares which may be outstanding, and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

          (1) To retain, invest and reinvest the capital or other funds of the Trust and, for such consideration as they deem proper, to purchase or otherwise acquire for cash or other property or through the issuance of Shares or other Securities of the Trust and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation, all without regard to whether any such property is authorized by law for the investment of trust funds and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate with respect thereto.

          (2) To increase the capital of the Trust by the issuance of additional Shares at such time or times and for such consideration as may be deemed appropriate by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not Affiliates of the Adviser.

          (3) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of or grant interests in all or any portion of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes.

          (4) To issue other Securities, which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares, all without vote of or other action by the Shareholders, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as may be deemed appropriate by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not Affiliates of the Adviser, and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities; provided, however, that the Trust shall not (i) issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940; or (ii) issue Long Term Debt unless the historical cash flow of the Trust or the estimated future cash flow of the Trust excluding extraordinary non-recurring items, is sufficient to cover interest payments on such debt securities.

          (5) To issue Share Purchase Warrants ("Warrants") which entitle the holders thereof to subscribe for Preferred or Common Shares (which Shares shall be reserved at the time of issuance of such Warrants by the Trustees for issuance upon exercise of such Warrants) at such time or times and on such terms as the Trustees may prescribe. Warrants may be issued to such Persons and for such consideration as the Trustees may from time to time determine, and may be issued in detachable or nondetachable form in conjunction with the issuance of debt securities or as an inducement to those acquiring or underwriting Securities of the Trust, and may be redeemable at the option of the Trust. Warrants shall be evidenced by certificates in such from as the Trustees may approve.

          (6) To enter into leases, indentures, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

          (7) To borrow money, incur indebtedness and issue Securities of the Trust therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing; provided, however, that in no event shall the Trust incur Long Term Debt if after giving effect thereto the total amount of Long Term Debt would exceed 400% of Net Assets or incur any Short Term Borrowings if after giving effect thereto the total amount of Short Term Borrowings would exceed 400% of Net Assets and provided further that the aggregate Long Term Debt and Short Term Borrowings shall not exceed 500% of Net Assets prior to December 31, 1972. Compliance with the provisions of the foregoing proviso shall be determined on the basis of the latest available balance sheet of the Trust (which shall be as of a date not more than 90 days prior to the date of incurring such Indebtedness) adjusted on a pro forma basis to give effect to the incurring of such Indebtedness.

          (8)  To lend money, whether secured or unsecured.

          (9)  To create reserve funds for any purpose.

          (10) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof and for any of the purposes herein.

          (11) To deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, including the Bank, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

          (12) To possess and exercise all the rights, powers and privileges appertaining to the ownership of any or all Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

          (13) After approval by the holders of two-thirds of the outstanding Shares entitled to vote, by vote of two-thirds of the Trustees, to cause a corporation or other entity to be organized under the laws of Maryland or any other jurisdiction and transfer the assets of the Trust to it in exchange for its shares or other Securities (which Securities shall then be distributed to the Shareholders) and terminate the Trust; provided that, such new corporation or entity and its shareholders would then be entitled to federal income tax treatment substantially equal to that enjoyed by a qualified real estate investment trust and its shareholders, and the resulting investment received by Preferred or Common Shareholders would be substantially equal in quality and substantially the same in type as an investment in the Preferred or Common Shares of the Trust, as the case may be.

          (14) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations.

          (15) To elect, appoint, engage or employ officers for the Trust, who may be removed or discharged at the discretion of the Trustees, such officers to have such titles, powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the By-Laws; subject to the provisions of Sections 7.5 and 7.6, to engage or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisers, investment advisers, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons except as provided in Article 4 hereof, provided, however, that no such delegation shall be made to an Affiliate of the Adviser except with the approval of a majority of the Trustees who are not Affiliates of the Adviser.

          (16) To appoint from among the Trustees an executive committee and other committees composed of two or more Trustees, and to delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to declare dividends, issue Shares or recommend to Shareholders any action requiring Shareholders' approval.

          (17) To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as the Trustees, in their sole judgment, may deem necessary.

          (18) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

          (19) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

          (20) To extend, renew or reissue outstanding rights, warrants or options to purchase Shares of the Trust.

          (21) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust, the Trustees, the Shareholders or the officers of the Trust, or any or all of them, against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers.

          (22) To cause legal title to any of the Trust Estate to be held by or in the name of the Trustees or, except as prohibited by law, by or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

          (23) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year.

          (24) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

          (25) To file any and all documents and take any and all such other action as the Trustees, in their sole judgment, may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction.

          (26)  To change the name of the Trust.

          (27) To adopt a plan for reinvestment by Shareholders of distributions of the Trust containing provision for the sale of Shares by the Trust at book value in the event market value is higher and such other provisions as the Trustees may determine.

          (28) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote and attain any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

     3.3 BY-LAWS. The Trustees may make, adopt, amend or repeal By-Laws containing provisions relating to the government of the Trust, and the administration of its affairs, including its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration or the provisions of any series of Preferred Shares which may then be outstanding.


                                    ARTICLE 4

                               ADVISORY AGREEMENT

     4.1 EMPLOYMENT OF ADVISER. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct the business of the Trust, and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any Person in which one or more of them may be directors, officers, shareholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such Person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees; provided, however, that any determination to employ or contract with the Adviser or an Affiliate of a Trustee or the Adviser shall be valid only if made or ratified with the approval of a majority of the Trustees who are not such Affiliates.

     The Trustees shall have the power to determine the terms and compensation of the Adviser or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to take action which conforms to general policies and general principles previously established by the Trustees.

     4.2 TERM. The Trustees shall not enter into any contract with an Adviser unless such contract has an initial term of not more than two years and provides that it may be terminated by the Trust on not more than 60 days notice by the affirmative vote of a majority of the Trustees who are not Affiliates of the Adviser.

     4.3 NO RESTRICTIONS ON ADVISER. Nothing contained in this Declaration shall limit or restrict the right of any director, officer, employee or shareholder of the Adviser, whether or not also a Trustee, officer or employee of the Trust, to engage in any other business or to render services of any kind to any other Person.

     4.4 DUTIES OF ADVISER. The Adviser shall: (i) administer the Trust's day-to-day investment operations; (ii) serve as the Trust's investment adviser and consultant on policy decisions to be made by the Trustees; (iii) present to the Trust opportunities for investment within the Trust's investment policies;
(iv) investigate, select and recommend to the Trustees, and conduct relations with, accountants, mortgage loan originators and correspondents, lenders, builders, developers and others as necessary in connection with the Trust's mortgage and other investments, and enter into appropriate contracts with such persons in its own name or the Trust's; and (v) generally take such other action as the Trustees may request in connection with the conduct of the business of the Trust.

     4.5 AGREEMENT WITH AFFILIATE OF ADVISER. In the event that the Adviser shall be an Affiliate of a Person engaged in the mortgage banking business, the employment of the Adviser by the Trust shall be conditioned upon an undertaking by such Affiliate that such Affiliate shall consult with the Adviser and present to the Adviser, for presentation to the Trust, opportunities to acquire mortgage loans and other investments which are consistent with the investment policies of the Trust and which are generally representative of comparable investments of similar quality being made or placed by such Affiliate with other institutional investors and shall furnish the Adviser and the Trust with information as to any investments within the Trust's investment policies made or placed by such Affiliate with other institutions. The Trust may also enter into agreements with Affiliates of the Adviser for servicing any or all of the Trust's loans or for any other purposes, subject to the provisions of Section 7.6 hereof.

                                    ARTICLE 5

                                INVESTMENT POLICY

     5.1 GENERAL STATEMENT OF POLICY. It is the general investment policy of the Trust to invest in long term investments consisting principally of permanent First Mortgage loans, Junior and wrap-around Mortgage loans, net lease financings, sale leaseback transactions, leasehold Mortgage loans and ownership or other interests in Real Property or in Persons involved in owning, operating, leasing, developing, financing or dealing in Real Property, which investments shall ordinarily be made in connection with properties having proven or projected income-producing capabilities and in short term and intermediate term Mortgage loans, warehouse loans, and installment contracts. The Trustees may make commitments to make investments consistent with the foregoing policies and may also participate in investments with other investors on the same or different terms, including investors to whom the Adviser may also act as adviser. The Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article 5, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

     5.2 REIT PROVISIONS OF THE INTERNAL REVENUE CODE. The Trustees intend at all times to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, officer, employee, agent, investment adviser or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except as provided in Section 7.1 hereof.

     5.3 ADDITIONAL INVESTMENTS. The Trustees may also invest the Trust Estate in the ownership of or participations in the ownership of:

          (1) Shares of other real estate investment trusts to the extent permitted by the REIT Provisions of the Internal Revenue Code and which do not hold investments or engage in the activities prohibited by Section 5.5;

          (2) Securities, including but not limited to convertible or subordinated bonds, other than those referred to in Section 5.4; and

          (3) Office and other equipment leased to tenants of Real Property owned by the Trust or subject to the lien of a Mortgage securing a Mortgage loan owned by the Trust, if the Trustees in good faith determine that the making of such investments will not disqualify the Trust as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.

     5.4 OTHER PERMISSIBLE INVESTMENTS. To the extent that the Trust has assets not invested in accordance with the foregoing Sections of this Article 5, the Trustees may employ such assets by investing them in:

          (1)  Obligations of the United States Government or agencies thereof;

          (2) Obligations of any state or territory of the United States of America or any political subdivision thereof or any agencies of any thereof;

          (3) Evidences of deposits in or obligations of banking institutions and savings institutions which are members of the Federal Deposit Insurance Corporation or of the Federal Home Loan Bank System;

          (4)  Commercial paper; and

          (5) Financial futures, forward and standby contracts for the deferred or future delivery of the obligations and securities described in Subsections (1) through (4) of this Section 5.4.

     5.5 PROHIBITED INVESTMENTS AND ACTIVITIES. The Trustees shall not engage in any of the following investment practices or activities:

          (1) Invest in any Mortgage loan (except those insured by the Federal Housing Administration) if immediately thereafter and as a result thereof any one borrower on any one project shall be obligated to the Trust, either primarily or secondarily, in an amount exceeding 15% of Total Assets; provided, however, that in the calculation of any obligor's obligation to the Trust for the purpose of this limitation there shall not be included any payments which any obligor may be required to make to the Trust on account of senior Mortgages held by other creditors in connection with wrap-around loans made by the Trust;

          (2) Purchase (which shall not be deemed to include the receipt of equity interests in connection with loans made by the Trust) Real Property at a price in excess of its Appraised Value determined by a disinterested independent appraiser as of a date not more than 90 days prior to the date of such purchase;

          (3) Invest more than 10% of the Total Assets of the Trust Estate in the ownership of, participation in the ownership of, or loans on, unimproved non-income-producing Real Property, other than Real Property which is expected to be improved within a reasonable period of time;

          (4) Make warehousing loans secured by the pledge of First Mortgage loans to the Adviser or any Affiliate of the Adviser;

          (5) Invest in commodities, bullion or chattels except such chattels as are required in the day-to-day business of the Trust or in connection with its Mortgage loans or Real Property;

          (6) Invest in any contracts for the sale of real estate; provided, however, that nothing herein shall prevent the holding of contracts of sale as additional security for Mortgage loans made by the Trust and the ownership of such contracts of sale upon the foreclosure of or realization upon such security interests;

          (7) Engage in any short sale, except that the Trustees may purchase or sell financial futures, forward and standby contracts for the deferred or future delivery of the obligations and securities described in Section 5.4;

          (8) Engage in trading as compared with investment activities or engage in underwriting or agency distribution of securities issued by others, but this prohibition shall not prevent the Trustees from selling participations in Mortgage loans or interests in Real Property or from purchasing or selling financial futures, forward and standby contracts as permitted in Section 5.4(5) and 5.5(7);

          (9) Invest in any Real Property which is subject to a Mortgage to any person other than a bank, insurance company, pension fund, other institutional lender, or corporation or trust engaged in the business of mortgage investments except in the case of a purchase money Mortgage;

          (10) Hold property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property which it owns at any time;

          (11) Invest in companies for the purpose of exercising control or management, but freedom of action is reserved with respect to exercise of voting rights in respect of securities in the portfolio of the Trust;

          (12) Invest in equity securities (except equity securities related to long term mortgage loans made by the Trust or leases of real property owned by the Trust) issued by any Person which to the actual knowledge of the Trustees is holding investments or engaging in activities prohibited to the Trust, if, after giving effect to the investment, the aggregate amount of such investment exceeds 5% of Total Assets.

Compliance with the provisions of paragraphs (1) and (4) shall be determined on the basis of the latest available balance sheet of the Trust (which need not be audited but which shall be as of a date not more than 90 days prior to the date of making such investment) adjusted on a pro forma basis to give effect to the making of such investment.

     5.6 ADDITIONAL LIMITATIONS. The By-Laws may contain additional limitations on the investments of the Trust, which limitations may be changed from time to time by amendment of the By-Laws as provided therein.

     5.7 OBLIGOR'S DEFAULT. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust and the Trustees shall have the power to enter into any necessary investment, commitment, or obligation of the Trust resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

                                    ARTICLE 6

                           THE SHARES AND SHAREHOLDERS

     6.1  SHARES.

          (1) The units into which the beneficial interests in the Trust will be divided shall be designated as Shares, which Shares shall be of two classes, one of which shall be designated Common Shares and one of which shall be designated Preferred Shares. All such Shares shall have a par value of $1.00 per share. The certificates evidencing the Shares shall specify the class and series of such Shares and shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such a manner as the Trustees may from time to time prescribe or as may be prescribed in the By-Laws. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferable by assignment and delivery thereof, subject, however, to the provisions of Section 6.15. The number of Common Shares which may be issued is limited to 20,000,000 and the number of Preferred Shares which may be issued is limited to 3,500,000. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees; provided, however, that except in the case of a share dividend or share split, the Shares shall be issued for a consideration of at least $1.00 value per share. The Shares shall be held by at least 100 Persons. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split.

          (2) Upon the Effective Date (as hereinafter defined in Section 6.14), every 33.33 Shares of outstanding Common Shares shall be automatically reclassified, changed and converted into 1 share of Common Shares and the authorized number of Common Shares will be limited to 20,000,000. No fractional shares of Common Shares shall be issued upon such conversion, but in lieu thereof, fractions of 1/2 or greater shall be rounded to the next greater whole number and fractions of less than 1/2 shall be rounded to the next lower whole number. No consideration will be paid in respect of such fractional interests that are rounded down. Unless otherwise required or requested by the holders thereof, the share certificates representing the Common Shares outstanding prior to the Effective Date shall represent such Common Shares as reclassified, changed and converted following the Effective Date.

     6.2 COMMON SHARES. All of the Common Shares shall be of the same class and shall have equal voting, dividend or distribution, liquidation and other rights. Subject to the provisions of any series of Preferred Shares which may at the time be outstanding, the holders of Common Shares shall be entitled to receive, when and as declared by the Trustees out of any funds legally available for the purpose, such dividends or distributions as may be declared from time to time by the Trustees in accordance with Section 6.7. In the event of the termination of the Trust pursuant to Section 12.3, or upon the distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of

Preferred Shares at the time outstanding shall be entitled, the remaining assets of the Trust available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Preferred Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding in accordance with Section 8.2. Common Shares shall not entitle the holder to preference, conversion, exchange or preemptive rights of any kind.

     6.3 PREFERRED SHARES. The Trustees shall have power by resolution or resolutions, to the extent not inconsistent with the provisions of this Declaration, to divide and issue Preferred Shares in series, to fix the number of Preferred Shares constituting any such series and to set or change the preferences, conversion or other rights, voting powers, restrictions, including restrictions on transferability, limitations as to dividends, qualifications or terms or conditions of redemption of such Preferred Shares or any series thereof. The Trustees shall have power, unless otherwise provided in such resolution or resolutions as may be adopted pursuant to this Section 6.3 and to the extent not inconsistent with the provisions of this Declaration, to increase or decrease by resolution (but not below the number of Preferred Shares thereof then outstanding) the number of Preferred Shares of any series subsequent to the issue of Preferred Shares of that series. Except as provided by the provisions of a series of Preferred Shares, Preferred Shares of that series shall not entitle the holder to preference, conversion, exchange or preemptive rights of any kind. Before the Trust issues any Preferred Shares or any series thereof, or sets or changes the preferences, conversion or other rights, voting powers, restrictions, including restrictions on transferability, limitations as to dividends, qualifications or terms or conditions of redemption with respect to Preferred Shares or any series thereof, the Trustees shall file Articles Supplementary for record with the Department of Assessments and Taxation of the State of Maryland which shall set forth a description of the Preferred Shares or series thereof including the preferences, conversion and other rights, voting powers, restrictions, including restrictions on transferability, limitations as to dividends, qualifications and terms and conditions of redemption, as set or changed by the Trustees and which shall state that such Preferred Shares or series thereof have been classified or reclassified under the authority contained in this Declaration of Trust.

     6.4 LEGAL OWNERSHIP OF TRUST ESTATE. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Shares issued hereunder and, subject to the provisions of Section 8.2, they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

     6.5 SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property. The Common Shares shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The Preferred Shares shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration and in the resolution or resolutions adopted by the Trustees pursuant to Section 6.3. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the By-Laws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

     6.6 SHARE RECORD; ISSUANCE AND TRANSFERABILITY OF SHARES. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the class, series and number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly registered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The payment thereof to the Person in whose name any Shares are registered on the records of the Trust or to the duly authorized agent of such Person (or if such Shares are so registered in the names of more than one Person, to any one of such Persons or to the duly authorized agent of such Person), shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. The By-Laws may provide for the regulation of the transfer of Share certificates and the Shares represented thereby.

     6.7 DIVIDENDS OR DISTRIBUTIONS TO SHAREHOLDERS. The Trustees may from time to time declare and pay to holders of Preferred and Common Shares such dividends or distributions in cash or other property, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine, subject to the provisions of any series of Preferred Shares which may at the time be outstanding. Holders of Preferred and Common Shares shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the holders of Preferred and Common Shares at the time of each such distribution with a statement in writing advising as to the source of the funds so distributed or that the source thereof has not then been determined, in which event a statement in writing as to such source shall be sent to each Shareholder who received the distribution not later than 90 days after the close of the fiscal year in which the distribution was made.

     6.8 TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, such powers and duties customarily had and performed by transfer agents, dividend disbursing agents and registrars as may be conferred upon them by the Trustees.

     6.9 SHAREHOLDERS' MEETINGS. There shall be an annual meeting of the Shareholders at such time and at such convenient place within or without the State of Maryland as provided in or pursuant to the By-Laws at which Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the report specified in

Section 6.11 and within six months after the end of each fiscal year. Special meetings of Shareholders may be called by the Trustees and such other Persons as shall be provided in the By-Laws and shall be called upon the written request of Shareholders holding not less than 25% of the outstanding Shares of the Trust entitled to vote, in the manner provided in or pursuant to the By-Laws. If there shall be no Trustees, a special meeting of the Shareholders shall be held promptly for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. At each Shareholders' meeting each Shareholder of record of a Common Share shall be entitled to one vote for each Common Share standing in his name on the books of the Trust. The holders of Preferred Shares of any series shall be entitled to vote upon any matter at any Shareholders' meeting only to the extent specified in the resolution or resolutions providing for such series adopted by the Trustees. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. The vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote shall be required to approve the nature and amount of the consideration and the other principal terms of any transaction involving the sale, lease, exchange or other disposition of substantially all of the Trust Estate as a whole. Whenever Shareholders are required or permitted to take any action, such action may be taken, except as otherwise provided by this Declaration or the provisions of any series of Preferred Shares which may be outstanding or required by law, by a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Shares entitled to vote thereon, or without a meeting by written consent setting forth the action so taken signed by the holders of a majority of the outstanding Shares entitled to vote thereon or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. Written notice of any action taken by written consent shall be given all Shareholders who have not signed such consent at least ten days prior to the effective date of such action. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than substantially all of the Trust Estate as a whole.

     6.10 PROXIES. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholder or by a proxy in the form provided in or pursuant to the By-Laws. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

     6.11  REPORTS TO SHAREHOLDERS.

          (1) Not later than 120 days after the close of each fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report shall be in such form and have such content as the Trustees deem proper. Each Annual Report shall include a balance sheet and statement of surplus of the Trust as of the close of the preceding fiscal year and a statement of income of the Trust for such preceding fiscal year together with a comparable statement of income for the preceding fiscal year. Such financial statements shall be accompanied by a report of an independent certified public accountant. A manually signed copy of the accountant's report shall be filed with the Trustees.

          (2) Within 90 days after the close of each of the first three quarters of each fiscal year, the Trustees shall send interim reports containing summary financial statements (which may be unaudited) to the Shareholders, having such form and content as the Trustees deem proper.

     6.12 FIXING RECORD DATE. The By-Laws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after a termination of the Trust) or any report or other communication from the Trustees; or for any other purpose. The record date so fixed shall be not less than ten days nor more than 60 days prior to the date of the meeting or event for the purposes of which it is fixed.

     6.13 NOTICE TO SHAREHOLDERS. Any notice of meeting or other notice, communication or report to any Shareholders shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

     6.14 RESTRICTIONS ON TRANSFER TO PRESERVE TAX BENEFIT; DESIGNATION OF SHARES-IN-TRUST.
          (1) DEFINITIONS. For the purposes of this Declaration of Trust, the following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Capital Stock, either directly or constructively, through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and Section 856(h)(3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean, with respect to any Special Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code which are named by the Special Trustee as the beneficiary or beneficiaries of such Special Trust, in accordance with the provisions of Section 6.16(l), provided that the selection of such beneficiary or beneficiaries would not cause any of the restrictions set forth in Section 6.14(2) to be violated.

          "Capital Stock" shall mean Common Shares or Preferred Shares and shall include all Preferred Shares or Common Shares that are held as Shares-in-Trust in accordance with the provisions of Section 6.16(l).

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          "Constructive Ownership" shall mean ownership, either directly or constructively, through the application of Section 318 of the code, as modified by Section 856(d)(5) of the Code. The terms "Constructive

     Owner," "Constructively Owns," and "Constructively Owned" shall have the correlative meanings.

          "Constructive Ownership Limit" shall mean 9.9% of the value of the outstanding Capital Stock of the Trust.

          "Effective Date" shall mean the "Effective Date" as defined in the Plan of Reorganization of Mortgage and Realty Trust under Chapter 11 of the Bankruptcy Code, as filed with the United States Bankruptcy Court for the Central District of California during the Company's fiscal year ended September 30, 1995, as the same may be amended from time to time.

          "Equity Shares" shall mean either Common Shares or Preferred Shares that are not held as Shares-in-Trust in accordance with the provisions of
     Section 6.16(l).

          "Existing Constructive Holder" shall mean any Person that is an Existing Holder.

          "Existing Holder" shall mean (i) Heine Securities Corporation, and any entity for which it may hold shares of Capital Stock as agent, including without limitation, Mutual Series Fund, Inc., Broadway Ventures, Mutual Beacon Fund, Mutual Discovery Fund, The Common Fund, Orion Fund Ltd. and any entity for which any of the foregoing may hold shares of Capital Stock as agent (collectively, the "Mutual Group"), (ii) Fidelity Management & Research Company, any entity for which it may hold shares of Capital Stock as agent, including without limitation, Fidelity Capital & Income Fund, Inc. and Belmont Capital Partners II, L.P. and any entity for which any of the foregoing may hold shares of Capital Stock as agent (collectively, the "Fidelity Group"), (iii) Angelo Gordon & Co., L.P., any entity for which it may hold shares of Capital Stock as agent, including without limitation, GAM Arbitrage Investments, Inc., GAM Special Situations, L.P., AG Arb Partners, L.P., AG Eleven Partners, L.P., Common Fund 103-70700-2-8, Common Fund 103-70600-2-9, A.G.C.P., L.P., 40153 Partnership, 40154 Partnership,
     Montrose Corporation, AG Super Fund, L.P., AG Super Fund International Partners, L.P., Treetop Partners, L.P., and Nutmeg Partners, L.P., and any entity for which any of the foregoing may hold shares of Capital Stock as agent (collectively, the "Angelo Gordon Group") and (iv) Intermarket Corporation and any entity for which it may hold shares of Capital Stock as agent, including without limitation, Fernwood Associates, L.P., Fernwood Restructuring Ltd., Fernwood Total Return Fund, L.P., Fernwood Total Return Holdings, Ltd., and Fernwood Foundation Fund and any entity for which any of the foregoing may hold shares of Capital Stock as agent (collectively, the "Intermarket Group"). Each individual entity or other member of the Mutual Group, Fidelity Group or Angelo Gordon Group together with Intermarket Corporation shall be an Existing Holder.

          "Existing Holder Limit" (i) for Belmont Capital Partners II, L.P. initially shall mean the greater of the Ownership Limit and 15% of the value of the outstanding Capital Stock of the Trust, (ii) for Fernwood Associates, L.P. initially shall mean the greater of the Ownership Limit and 15% of the value of the outstanding Capital Stock of the Trust,
     (iii) for Fernwood

     Restructurings, Ltd. initially shall mean the greater of the Ownership Limit and 15% of the value of the outstanding Capital Stock of the Trust,
     (iv) for Fidelity Capital & Income Fund, Inc. initially shall mean the greater of the Ownership Limit and 12% of the value of the outstanding Capital Stock of the Trust, (v) for Mutual Beacon Fund initially shall mean the greater of the Ownership Limit and 40% of the value of the outstanding Capital Stock of the Trust, (vi) for Mutual Discovery Fund initially shall mean the greater of the Ownership Limit and 12% of the value of the outstanding Capital Stock of the Trust, and (vii) for any other member of the Mutual Group, Fidelity Group, Angelo Gordon Group or Intermarket Group initially shall mean 9.9% of the value of the outstanding Capital Stock of the Trust; provided, however, that the Existing Holder Limit shall mean 100% of the outstanding Capital Stock of the Trust for any Existing Holder for the period during which the Existing Holder is described in Section 6.14(11). From and after the Effective Date, the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

          "Existing Holder Shares" shall have the meaning assigned to such term in Section 6.14(12).

          "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading, or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ National Market system, or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Shares are listed or admitted to trading is open for the transaction of business or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause (i) any Person to Beneficially Own Capital Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or the applicable Existing Holder Limit (in the case of an Existing Holder) or (ii) any Person, other than an Existing Constructive

     Holder, to Constructively Own Capital Stock in excess of the Constructive Ownership Limit.

          "Ownership Limit" shall mean 9.9% of the value of the outstanding Capital Stock of the Trust.

          "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 6.16(5).

          "Person" shall mean an individual, corporation, partnership, estate, limited liability company, unincorporated organization, joint venture, state or political subdivision, governmental agency, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity, or a group as that term is used for purposes of
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Prohibited Owner" shall mean, with respect to any purported Transfer described in Section 6.14(2) or Non-Transfer Event, any Person who, but for the provisions of Section 6.14(2), would own record title to Capital Stock.

          "REIT" shall mean a Freal estate investment trust under the REIT Provisions.

          "REIT Provisions" shall mean Sections 856 through 860 of the Code, and the regulations thereunder.

          "Restriction Termination Date" shall mean the first day after the Effective Date on which the Trustees determine that it is no longer in the best interests of the Trust to attempt to continue to qualify as a REIT.

          "Shares-in-Trust" shall mean any Capital Stock designated as Shares-in-Trust pursuant to Section 6.14(3).

          "Special Trust" shall mean any separate trust created pursuant to
     Section 6.16(l) and administered in accordance with the terms of Section 6.16, for the exclusive benefit of any Beneficiary.

          "Special Trustee" shall mean any person or entity unaffiliated with the Trust, any Prohibited Owner (and, if different, any purported beneficial transferee for whom the Prohibited Owner would have acquired Capital Stock but for Section 6.14(2)) and any Beneficiary, such Special Trustee to be designated by the Trust to act as trustee of any Special Trust, or any successor trustee thereof.

          "Transfer" shall mean any issuance, sale, transfer, gift, hypothecation, pledge, assignment devise, or other disposition of Capital Stock (including, without limitation, (i) the granting of any option or entering into any agreement for the sale, transfer, assignment, or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively, or beneficially and whether by operation of law or otherwise.

          "Transfer Violation" shall have the meaning assigned to such term in
     Section 6.14(3).

          "Underwriter" shall mean a securities firm or similar entity solely in its capacity as a party to an underwriting agreement with the Trust entered into with the intent of such firm or other entity of acquiring securities of the Trust for resale, but only to the extent any Capital Stock is held by it in its capacity as an Underwriter (and then, only for a period not to exceed ninety days).

          "Unrecovered Excess Dividends" shall mean, with respect to a Prohibited Owner, the dollar amount of any dividends or distributions received by such Prohibited Owner which are described in the second sentence of Section 6.16(2), but only to the extent such amount has not been recovered by the Trust and paid over to the Special Trustee or for the benefit of the Beneficiary in accordance with Section 6.16(2).

          (2) RESTRICTIONS ON OWNERSHIP AND TRANSFERS. The following restrictions on ownership and transfers are subject to Sections 6.14(11) and 6.14(13) of this Declaration of Trust:

                    (i) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Capital Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own Capital Stock in excess of the Existing Holder Limit for such Existing Holder.

                   (ii) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, no Person (other than an Existing Constructive Holder) shall Constructively Own Capital Stock in excess of the Constructive Ownership Limit.

                  (iii) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person other than an Existing Holder Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights or interest whatsoever in such excess shares of Capital Stock.

                   (iv) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any

          Existing Holder Beneficially Owning Capital Stock in excess of the applicable Existing Holder Limit shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights or interest whatsoever in such excess shares of Capital Stock.

                    (v) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Capital Stock in excess of the Constructive Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would be otherwise Constructively Owned in excess of the Constructive Ownership Limit, and the intended transferee shall acquire no rights or interest whatsoever in such excess shares of Capital Stock.

                   (vi) Except as otherwise provided in Section 6.14(10), from and after the Effective Date and prior to the Restriction Termination Date, any Transfer or Non-Transfer Event that, if effective, would result in the shares of Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights or interest whatsoever in such shares of Capital Stock.

                  (vii) From and after the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the code, shall be void AB INITIO as to the Transfer of that number of shares of Capital Stock which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights or interest whatsoever in such excess shares of Capital Stock.

          (3)  TRANSFER IN TRUST.

                    (i) If, notwithstanding the other provisions contained in Sections 6.14 through 6.16 and subject to Section 6.17 hereof, at any time on or after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own shares of Capital Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or Existing Holder Limit (in the case of an Existing Holder), then, except as otherwise provided in Sections 6.14(10),
          (11), (12) or (13), (A) the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Capital Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Beneficial Owner to Beneficially Own shares of Capital Stock in excess of the Ownership Limit or the Existing Holder Limit, as the case may be; (B) such number of shares of Capital Stock in excess of the Ownership Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 6.16(l), transferred automatically and by operation of law to a Special Trust; and (C) such purported transferee or record holder (as the case may be) shall submit to the Trust certificates for such number of shares of Capital Stock to be transferred to the Special Trust for registration in the name of the Special Trustee. Such transfer to a Special Trust and the designation of the Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be. Subject to Section 6.14(12), in determining which shares of Capital Stock are so transferred and so designated in the case of a Non-Transfer Event, shares of Capital Stock directly owned by any Person who caused the Non-Transfer Event to occur shall be so transferred and so designated before any shares of Capital Stock not so held are so transferred and so designated. Subject to Section 6.14(12), where several Persons are similarly situated, such transfer and such designation shall be pro rata.

                   (ii) If, notwithstanding the other provisions contained in Sections 6.14 through 6.16 and subject to Section 6.17 hereof, at any time on or after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Constructively Own shares of Capital Stock in excess of the Constructive Ownership Limit (other than an Existing Constructive Holder), then, except as otherwise provided in Sections 6.14(10), (11), (12), or (13), (A) the purported transferee shall acquire no right or interest (or, in the case of a NonTransfer Event, the person holding record title to the shares of Capital Stock Constructively Owned by such Constructive Owner shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Constructive Owner to Constructively Own shares of Capital Stock in excess of the Constructive Ownership limit; (B) such number of shares of Capital Stock in excess of the Constructive Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 6.16(l), transferred automatically and by operation of law to a Special Trust; and (C) such purported transferee or record holder (as the case may be) shall submit to the Trust certificates for such number of shares of Capital Stock to be transferred to the Special Trust for registration in the name of the Special Trustee. Such transfer to a Special Trust and the designation of the Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or

          Non-Transfer Event, as the case may be. Subject to Section 6.14(12), in determining which shares of Capital Stock are so transferred and so designated in the case of a Non-Transfer Event, shares of Capital Stock directly owned by any Person who caused the Non-Transfer Event to occur shall be so transferred and so designated before any shares of Capital Stock not so held are so transferred and so designated. Subject to Section 6.14(12), where several Persons are similarly situated, such transfer and such designation shall be pro rata.

                  (iii) If, notwithstanding the other provisions contained in Sections 6.14 through 6.16 and subject to Section 6.17 hereof, at any time on or after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Trust to (x) be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) or (y) become "closely held" within the meaning of
          Section 856(h) of the Code (each, a "Transfer Violation"), then, except as otherwise provided in Section 6.14(10), (11), (12), or (13),
          (A) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the shares of Capital Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest, in such number of shares of Capital Stock, the ownership of which by such purported transferee or record holder would result in a Transfer Violation; (B) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 6.16(l), transferred automatically and by operation of law, to one or more Special Trusts to be held in accordance with that Section 6.16; and (C) such purported transferee or record holder (as the case may be) shall submit to the Trust certificates for such number of shares of Capital Stock to be transferred to the Special Trust or Special Trusts for registration in the name of the Special Trustee. Such transfer to a Special Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be. Subject to Section 6.14(12), in determining which shares of Capital Stock are so transferred and so designated in the case of a Non-Transfer Event, shares of Capital Stock directly owned by any Person who caused the Non-Transfer Event to occur shall be so transferred and so designated before any shares of Capital Stock not so held are so transferee and so designated. Subject to Section 6.14(12), where several Persons are similarly situated, such transfer and such designation shall be pro rata.

          (4) REMEDIES FOR BREACH. If the Trustees or their designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.14 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of

     Capital Stock of the Trust in violation of Section 6.14, or that any such Transfer or acquisition, intended or attempted, would jeopardize the status of the Trust as a REIT under the Code, the Trustees or their designees shall take such actions as it or they deem advisable to refuse to give effect or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect or to prevent such Transfer or acquisition on the books of the Trust or instituting proceedings to enjoin such Transfer or acquisition; provided however, that, except as provided in
     Section 6.14(10), (11), (12) or (13), any Transfers, attempted Transfers or acquisitions in violation of Section 6.14(2) shall be void AB INITIO and automatically result in the designation described in Section 6.14(3) hereof, irrespective of any action (or non-action) by the Trustees or their designees.

          (5) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Capital Stock in violation of Section 6.14(2), or any Person who owned shares of Capital Stock that were transferred to a Special Trust pursuant to the provisions of Section 6.14(3), shall immediately give written notice to the Trust of such event, shall submit to the Trust certificates for such number of shares of Capital Stock to be transferred to the Special Trust, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or NonTransfer Event, as the case may be, on the Trust's status as a REIT.

          (6) REMEDIES NOT LIMITED. Nothing contained in this Section 6.14 through Section 6.16 shall limit the authority of the Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit, the Existing Holder Limit, the Constructive Ownership Limit, and the REIT Provisions.

          (7) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of Section 6.14, including any definition contained in
     Section 6.14(l), the Trustees shall have the power to determine the application of the provisions of this Section 6.14 with respect to any situation based on the facts known to it.

          (8) MODIFICATION OF OWNERSHIP LIMIT. Subject to the limitations provided in Section 6.14(9), the Trustees may from time to time increase the Existing Holder Limit for an Existing Holder.

          (9) LIMITATIONS ON MODIFICATIONS. Notwithstanding any other provision of Sections 6.14 through 6.16:

                    (i) The Existing Holder Limit may not be increased if, after giving effect to such increase, five or fewer Beneficial Owners that are (i) individuals for purposes of Section 542(a)(2) of the Code, or (ii) trusts to which the provisions of Section 856(h)(3)(A)(i) of the Code apply, could Beneficially Own, in the aggregate, more than 49.9% in value of the outstanding shares of Capital Stock.

                   (ii) Prior to the modifications of the Existing Holder Limit pursuant to Section 6.14(8), the Trustees may require such opinions of counsel, affidavits, undertakings, or agreements as they may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

          (10) EXCEPTION. The Trustees, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or such other evidence that the Trustees deem satisfactory, in each case to the effect that the restriction contained in Section 6.14(2)(vii) will not be violated, shall, subject to such terms and conditions as the Trustees deem appropriate, exempt a Person from the Ownership Limit, the Existing Holder Limit, or the Constructive Ownership Limit if (x) in the case of any exemption from the Ownership Limit or an Existing Holder Limit, such Person is (i) not an individual for purposes of Section 542(a)(2) of the Code, or (ii) a trust to which the provisions of Section 856(h)(3)(A)(i) of the Code apply, (y) the Trustees obtain such representations, undertakings or other arrangements from such Person as the Trustees deem necessary or appropriate to ensure that the granting of the exemption will not jeopardize the Trust's status as a REIT, and (z) such Person agrees that any violation or attempted violation of the terms or conditions of the exemption, the Ownership Limit, an Existing Holder Limit, or the Constructive Ownership Limit will result in a transfer to a Special Trust of Equity Shares in accordance with Section 6.14(3).

          (11) EXCEPTION FOR CERTAIN EXISTING HOLDERS. Notwithstanding any provision of Section 6.14 of this Declaration of Trust to the contrary, the restrictions on ownership and transfers contained in Section 6.14(2) shall not apply to an Existing Holder that is (i) a regulated investment company (within the meaning of the Investment Company Act of 1940), so long as no more than 9.9% of the value of the outstanding equity interests therein is Beneficially Owned by a Person who is treated as an individual for purposes of Section 542(a)(2) of the Code, (ii) a mutual life insurance company, or
     (iii) a trust described in Section 401(a) of the Code, so long as the actuarial interest of any individual in such trust does not exceed 9.9% of the total actuarial interests in such trust.

          (12) ORDERING RULE FOR SHARES-IN-TRUST. Notwithstanding any provision of Section 6.14 of this Declaration of Trust to the contrary, any shares of Capital Stock held or acquired by an Existing Holder as record or beneficial owner (without applying any rules of attribution under the Code) shall not be considered to violate the restrictions on ownership and Transfer in Section 6.14(2) or be designated as Shares-in-Trust pursuant to
     Section 6.14(3) unless the shares of Capital Stock held or acquired by the Existing Holder as record or beneficial owner (without applying any rules of attribution under the Code) exceed the Existing Holder Limit for such Existing Holder and such Existing Holder is not described in clauses (i),
     (ii) or (iii) of Section 6.14(11). This Section 6.14(12) is to be interpreted and applied so that if (A) any shares of Capital Stock held or acquired by an Existing Holder as record or beneficial owner (without applying any rules of attribution under the Code) are treated as being Beneficially Owned or Constructively Owned by another Person ("Existing Holder Shares") and (B) that Person Beneficially Owns shares of Capital Stock in excess of the Constructive Ownership Limit, then no Existing Holder Shares may be deemed to violate the restrictions of Section 6.14(2) or be designated Shares-in-Trust pursuant to Section 6.14(3) until all of the shares of Capital Stock Beneficially Owned or Constructively Owned by such Person (other than Existing Holder Shares) have been so designated, and then only to the extent the Existing Holder Shares held or acquired by the Existing Holder as record or beneficial owner (without applying any attribution rules of the Code) violate the Existing Holder Limit for such Existing Holder and such Existing Holder is not described in clauses (i), (ii) or (iii) of
     Section 6.14(11).

          (13) EXCEPTION FOR CERTAIN UNDERWRITERS. Unless an exception is otherwise provided pursuant to Section 6.14(10), the restrictions on ownership and transfers contained in Section 6.14(2) shall not apply to an Underwriter unless the ownership of Capital Stock by the Underwriter would result in the Trust being "closely held" (within the meaning of Section 856(h) of the Code) or otherwise would result in the Trust failing to qualify as a REIT.

     6.15 LEGEND. Each certificate for Capital Stock shall bear the following legend:

     "THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUSTS MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN PROVISIONS OF THE TRUSTS DECLARATION OF TRUST, NO PERSON MAY (A) BENEFICIALLY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXISTING HOLDER (IN WHICH CASE, THE EXISTING HOLDER LIMIT SHALL BE APPLICABLE); (B) TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF CAPITAL STOCK BEING OWNED BENEFICIALLY BY FEWER THAN 100 PERSONS; (C) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR (D) CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF 9.9% OF THE VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE TRUST (UNLESS SUCH PERSON IS AN EXISTING CONSTRUCTIVE HOLDER). ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. FOR PURPOSES OF THE OWNERSHIP RESTRICTION DESCRIBED IN CLAUSE (A) ABOVE, THE "OWNERSHIP LIMIT" MEANS 9.9% OF THE VALUE OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE TRUST. CERTAIN TRANSACTIONS NOT INVOLVING THE DIRECT TRANSFER OF CAPITAL STOCK OF THE TRUST MAY RESULT IN THE APPLICATION OF THE RESTRICTIONS REFERRED TO ABOVE. ALL DEFINED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE TRUSTS DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME A COPY OF WHICH, INCLUDING THE

RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS IN WRITING WITHIN FIVE (5) DAYS AFTER RECEIPT OF THE WRITTEN REQUEST. IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SPECIAL TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST."

     6.16  SHARES-IN-TRUST.

          (1) SPECIAL TRUST. Any shares of Capital Stock transferred to a Special Trust and designated Shares-in-Trust pursuant to Section 6.14(3) shall be held for the exclusive benefit of the Beneficiary or Beneficiaries. The Special Trustee shall name a Beneficiary or Beneficiaries of each Special Trust within five (5) days after discovery of the existence thereof Any transfer to a Special Trust, and subsequent designation of shares of Capital Stock as Shares-in-Trust, pursuant to
     Section 6.14(3) shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer event that results in the transfer to the Special Trust. Shares-in-Trust shall remain issued and outstanding shares of Capital Stock of the Trust and shall be entitled to the same rights and privileges on the identical terms and conditions as are all other issued and outstanding shares of Capital Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 6.16(5), such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

          (2) DIVIDEND RIGHTS. The Special Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Trustees on such shares of Capital Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary or Beneficiaries. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Special Trustee the amount of any dividends or distributions received by it (i) that are attributable to any shares of Capital Stock designated Shares-in-Trust and (ii) the record date of which was on or after the effective date of the designation of such shares as Shares-in-Trust. The Trust shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock of the Person who, but for the provisions of
     Section 6.14(3), would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Trust's receipt or withholding thereof, shall pay over to the Special Trustee for the benefit of the Beneficiary or Beneficiaries the dividends so received or withheld, as the case may be.

          (3) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Trust, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Capital Stock of the same class or series, that portion of the assets of the Trust which is available for distribution to the holders of such class and series of shares of Capital Stock. The Special Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up; provided, however, that (i) the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection (3) in excess of, (x) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Special Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock and, (y) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value or such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Special Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer; and (ii) that any amount otherwise payable to the Prohibited Owner pursuant to this subsection (3) shall be reduced by any Unrecovered Excess Dividends of such Prohibited Owner, but only to the extent the amount thereof has been specified in a written notice by the Trust to the Special Trustee. Any remaining amount in such Special Trust shall be distributed to the Beneficiary or Beneficiaries.

          (4) VOTING RIGHTS. The Special Trustee shall be entitled to vote all Shares-in-Trust. The Trustees shall take all measures that they determine to be reasonably necessary and in the best interests of the Trust, subject to applicable law, to invalidate or rescind any vote case by a Prohibited Owner as a holder of shares of Capital Stock prior to the discovery by the Trust that the shares of Capital Stock are Shares-in-Trust. In the event that the Trustees take action to invalidate or rescind any vote case by a Prohibited Owner in accordance with the preceding sentence, subject to applicable law, the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Special Trust of the shares of Capital Stock under Section 6.14(3), an irrevocable proxy to the Special Trustee to vote the Shares-in-Trust, in which case such Shares-in-Trust shall be deemed to have voted by the Special Trustee in the same proportions as the votes cast by holders of shares of Capital Stock other than Shares-in-Trust.

          (5) DESIGNATION OF PERMITTED TRANSFEREE. The Special Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. To the extent reasonably practicable, and in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Special Trustee shall designate any Person as a Permitted Transferee, PROVIDED, HOWEVER, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust, (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Special Trust and the redesignation of such shares of Capital Stock so acquired as Shares-in-Trust under Section 6.14(3) and (iii) the Trust shall have waived its right, pursuant to
     Section 6.16(7), to repurchase such Shares-in-Trust or such right shall have expired. Upon the designation by the Special Trustee of a Permitted Transferee in accordance with the provisions of this subsection (5) (and the payment by the Permitted Transferee of the consideration provided in clause (i) above), the Special Trustee of a Special Trust shall (A) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (B) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of shares of Capital Stock; and (C) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner provided for pursuant to Section 6.16(6).

          (6) COMPENSATION TO RECORD HOLDER OF EQUITY SHARES THAT BECOME SHARES-IN-TRUST. Any Prohibited Owner shall be entitled (following discovery by the Trust that shares of Capital Stock owned by such Prohibited Owner are Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 6.16(5)) to receive from the Special Trustee the lesser of (i) in the case of (A) a purported Transfer in which the Prohibited Owner gave value for shares of Capital Stock and which Transfer resulted in the transfer of the shares to the Special Trust, the price per share, if any, such Prohibited Owner paid for the shares of Capital Stock, or (B) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Special Trust, the price per share equal to the Market Price on the date of such NonTransfer Event or Transfer, and (ii) the price per share received by the Special Trustee of the Special Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 6.16(5); provided, however, that any amount otherwise payable to the Prohibited Owner pursuant to this subsection (6) shall be reduced by any Unrecovered Excess Dividends of such Prohibited Owner, but only to the extent the amount hereof has been specified in a written notice by the Trust to the Special Trustee. Any amounts received by the Special Trustee in respect of such Shares-in-Trust in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 6.16(6) shall be distributed to the Beneficiary in accordance with the provisions of Section 6.16(5). Each Beneficiary and Prohibited Owner waives any and all claims that such Beneficiary or Prohibited Owner may have against the Special Trustee and the Trust arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with misconduct of, or any failure to make payments in accordance with Section 6.16 by, such Special Trustee or the Trust.

          (7) PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in case of devise, gift, or Non-Transfer Event, the Market Price at the time of such device, gift, or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (A) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (B) the date the Trust determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Trust does not receive a notice of such Transfer or Non-Transfer or Non-Transfer Event pursuant to
     Section 6.14(5).

     6.17 EXCHANGE TRANSACTIONS. Nothing in this Declaration of Trust shall preclude the settlement of any transaction with respect to the Capital Stock of the Trust entered into through the facilities of the New York Stock Exchange. As set forth in Sections 6.14 through 6.16, certain transactions may be settled by designating shares of Capital Stock Beneficially Owned or Constructively Owned by a Person in violation of the Ownership Limit, the Existing Holder Limit, or the Constructive Ownership Limit, as the case may be, as Shares-in-Trust.


                                    ARTICLE 7

                LIABILITY OF TRUSTEES, SHAREHOLDERS AND OFFICERS,
                                AND OTHER MATTERS

     7.1  EXCULPATION OF TRUSTEES AND OFFICERS.

          (1) No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee for any act or omission of any other Trustee, Shareholder, officer or agent of the Trust or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of the Trust except only that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

          (2) To the maximum extent that the laws of the State of Maryland in effect from time to time permit limitation of the liability of Trustees and Officers, no Trustee or Officer of the Trust shall be liable to the Trust or its Shareholders for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or By-laws inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          (3) The provisions of subsection (a) shall be applicable to any act or omission by a Trustee or officer of the Trust occurring prior to the filing of Articles of Amendment adopting subsections (b) and (c) hereof with the State Department of Assessments and Taxation of Maryland (the "Effective Date"). For acts or omissions occurring on or after the Effective Date, the provisions of subsection (b) shall also be applicable.

     7.2 LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS. The Trustees and officers of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1, no Trustee or officer of the Trust shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the

Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any such personal liability.

     7.3 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Declaration and to provide that neither the Shareholders nor the Trustees nor the officers of the Trust shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer of the Trust liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

     7.4 INDEMNIFICATION OF TRUSTEES AND OFFICERS. The Trust shall indemnify the Trustee and Officers of the Trust to the full extent permitted by the general laws of the State of Maryland now or hereafter in force with respect to the indemnification of directors of a Maryland corporation including the advance of expenses under the procedures provided by such laws. Any reference in such laws to directors shall be deemed to refer to Trustees of the Trust and to the corporation shall be deemed to refer to the Trust. The foregoing shall not limit the authority of the Trust to indemnify officers who are not Trustees and other employees and agents of the Trust consistent with law.

     7.5 RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS.

          (1) Any Trustee or officer of the Trust may acquire, own, hold and dispose of Shares and other Securities of the Trust for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Any Trustee or officer of the Trust may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, provided the same do not (except as permitted in subsection 7.5(2)) directly compete with the actual business being conducted by the Trust. Subject to the provisions of Article 4, any Trustee or officer of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer.

          (2)  Nothing in this Declaration shall be deemed:

                    (i) to prohibit a Trustee or officer of the Trust who is also engaged in rendering professional services from rendering such professional services to any Person or from acting as trustee, director, member, adviser, officer or representative of any such Person to whom he renders or has rendered such services; or

                   (ii) to prohibit a Trustee or officer of the Trust from having personal business interests or engaging in personal business activities which:

                         (A) the Trustees (by vote or consent sufficient for
                       such purpose without counting the vote of the interested Trustee) have decided should not be acquired or engaged in by the Trust; or

                         (B) the Trust could not have acquired or engaged in
                       without violating any provision of this Declaration or applicable law,

          even though any such Person, interests or activities are or could be in competition, in any way, with the Trust, or any such Person is in the same or similar business as that of the Trust.

     7.6 TRANSACTIONS BETWEEN THE TRUSTEES AND THE TRUST. Notwithstanding any other provisions of this Declaration, the Trust shall not knowingly, directly or indirectly, (i) acquire any property from, or sell, lend, or otherwise transfer any property to, any Trustee, or (ii) make any such transaction with any Affiliate of any Trustee or any Person of which a Trustee owns more than 1% of the voting securities, unless such transaction has been approved by the affirmative vote of a majority of the Trustees who are not Affiliates of such Trustee or any Person of which a Trustee owns more than 1% of the voting securities, after full disclosure as to the interest of the Trustee or his Affiliate or such Person in such transaction, is on terms not less favorable to the Trust than those then prevailing for comparable transactions at arm's length, is fair and reasonable to the Shareholders, and relates to (i) acquisition by the Trust from Affiliates of a Trustee or the Adviser or any Person of which a Trustee owns more than 1% of the voting securities, of participations in any Mortgage loans if such Affiliate or Person retains, on no more favorable terms than the Trust, at least a 25% participation therein, provided that no such participation need be retained by an Affiliate which is principally engaged in the mortgage banking business and has undertaken to provide the Trust with investment opportunities within the Trust's investment policies, (ii) acquisition or disposition of assets at the formation of the Trust or within 120 days thereafter or when purchased with the proceeds of subsequent offerings of securities of the Trust, (iii) repayment of Construction Loans at maturity or upon completion of the construction, or (iv) acquisition of properties by the Trust at prices not exceeding fair value as determined by independent appraisal. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust provided the Trustees' motive for the formation of such business association is not their own enrichment.

     7.7 RESTRICTION OF DUTIES AND LIABILITIES. To the extent that the nature of this Trust will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Maryland corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

     7.8 PERSONS DEALING WITH TRUSTEES OR OFFICERS. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

     7.9 RELIANCE. The Trustees and officers may consult with counsel (which may be a firm in which one or more of the Trustees or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.


                                    ARTICLE 8

                      DURATION, AMENDMENT, TERMINATION AND
                             QUALIFICATION OF TRUST

     8.1 DURATION OF TRUST. Unless terminated as provided herein, the Trust created hereby shall have perpetual existence; provided, however, anything herein to the contrary notwithstanding, if at any time prior to the first date on which the Shares of the Trust shall be owned beneficially by more than 100 Persons all of the Trustees named in Section 9.9 shall have ceased to be living, the Trust created hereby shall terminate immediately upon the death of the last survivor of such Trustees.

     8.2  TERMINATION OF TRUST.

          (1) The Trust may be terminated by the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon. Upon the termination of the Trust:

                    (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                   (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of substantially all of the Trust Estate as a whole shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees shall, subject to the provisions of any Preferred Shares which may then be outstanding, distribute the remaining Trust Estate, in cash or in kind or partly each, among the Shareholders pro rata according to the number of Common Shares held by each.

          (2) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders hereunder shall thereupon cease.

     8.3  AMENDMENT PROCEDURE.

          (1) This Declaration may be amended by the vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon, except that Section 7.2 and the prohibition against assessment upon Shareholders in Section 6.1 shall be amended only by the vote or consent of the holders of all outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of the REIT Provisions of the Internal Revenue Code or to other applicable federal laws or regulations, but the Trustees shall not be liable for failing to do so.

          (2) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 APPLICABLE LAW. This Declaration and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of Maryland.

     9.2 INDEX AND HEADINGS FOR REFERENCE ONLY. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

     9.3 SUCCESSORS IN INTEREST. This Declaration and the By-Laws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

     9.4 COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     9.5  PROVISIONS OF THE TRUST IN CONFLICT WITH LAW OR REGULATIONS.

          (1) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") would have the effect of preventing the Trust from qualifying as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code or are in conflict with other applicable federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; PROVIDED, HOWEVER, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust.
     The Trustees shall not be liable for failure to make any determination under this Section 9.5(1). Nothing in this Section 9.5(1) shall in any way limit or affect the right of the Trustees to amend this Declaration provided in Section 8.3(1).

          (2) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     9.6 CERTIFICATIONS. The following certifications shall be final and conclusive as to any persons dealing with the Trust:

          (1) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

          (2) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;

          (3) A certification that a copy of this Declaration or of the By-Laws is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;

          (4) The certifications referred to in Sections 8.3(2) and 9.5(1) hereof;

          (5) A certification as to any action by Trustees, other than those referred to in paragraph (4) above, or the Shareholders when made in writing by the Secretary of the Trust or by any Trustee.

     9.7 RECORDING AND FILING. A copy of this instrument and any amendments to the Declaration shall be filed with the Department of Assessments and Taxation of Maryland. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

     9.8 RESIDENT AGENT. The name and post office address of the resident agent of the Trust in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident is a citizen of the State of Maryland actually residing therein. The resident agent may be removed and a vacancy existing in such office for any reason may be filled by a majority of the Trustees.

     9.9 NAMES AND ADDRESSES OF TRUSTEES AND OFFICERS. The names and addresses of the Trustees and officers of the Trust are as follows:

            Name                             Address
            ----                             -------

Trustees:
     Martin Bernstein . . . . . . . . . . .  85 Shrewsbury Drive
                                             Livingston, NJ  07039

     Richard S. Frary . . . . . . . . . . .  Tallwood Associates, Inc.
                                             1370 Avenue of the Americas
                                             New York, NY  10019

     Jeffrey A. Altman. . . . . . . . . . .  Mutual Shares
                                             51 JFK Parkway
                                             Short Hills, NJ  07078

     Richard B. Jennings. . . . . . . . . .  Realty Capital International, Inc.
                                             885 Third Avenue, Suite 2900
                                             New York, NY  10022-4082

     George R. Zoffinger. . . . . . . . . .  120 Albany Street Plaza
                                             8th Floor
                                             New Brunswick, NJ  08901

     John B. Levy . . . . . . . . . . . . .  206 South Mooreland Road
                                             Richmond, VA  23229

     Carl A. Mayer, Jr. . . . . . . . . . .  The Mayer Group
                                             2265 Westwood Blvd., Suite 106
                                             Los Angeles, CA  90064

            Name                             Address
            ----                             -------

Officers:
     C.W. Strong, Jr
     Chief Executive Officer. . . . . . . .  1421 Via Zumaya
                                             Palos Verdes Estates, CA  90274

     James A. Dalton
     Executive Vice President . . . . . . .  249 Northwestern Avenue
                                             Philadelphia, PA  19128

     Daniel F. Hennessey
     Chief Financial Officer. . . . . . . .  300 Camphill Road
                                             Ft. Washington, PA  19034

     Donald W. Burnes, Jr.
     Senior Vice President. . . . . . . . .  Mortgage and Realty Trust
                                             3500 Olive Avenue, #600
                                             Burbank, CA  91505-4628

     Douglas R. Eckard
     Senior Vice President. . . . . . . . .  Mortgage and Realty Trust
                                             8380 Old York Road, Suite 300
                                             Elkins Park, PA  19117-1590

     Hugh T. Regan, Jr.
     Vice President . . . . . . . . . . . .  15 East Delaware Trail
                                             Medford, NJ  08055

     Claire M. Adams
     Secretary. . . . . . . . . . . . . . .  830-1/2 North Gardner Street
                                             Los Angeles, CA  90046

     Each of the Trustees of Mortgage and Realty Trust has caused these presents to be signed, in counterpart, as of September 29, 1995:



                              MORTGAGE AND REALTY TRUST


                              By: /s/ Martin Bernstein
                                 --------------------------------
                                 Martin Bernstein, Trustee



                              By: /s/ Richard S. Frary
                                 --------------------------------
                                 Richard S. Frary, Trustee



                              By: /s/ Kevin F. Haggarty
                                 --------------------------------
                                 Kevin F. Haggarty, Trustee



                              By: /s/ Richard B. Jennings
                                 --------------------------------
                                 Richard B. Jennings, Trustee



                              By: /s/ George R. Zoffinger
                                 --------------------------------
                                 George R. Zoffinger, Trustee



                              By: /s/ John B. Levy
                                 --------------------------------
                                 John B. Levy, Trustee



                              By: /s/ Carl A. Mayer, Jr.
                                 --------------------------------
                                 Carl A. Mayer, Jr., Trustee